Exhibit 10.2

AMTRUST FINANCIAL SERVICES, INC.
2010 OMNIBUS INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

     Your stock option grant by AmTrust Financial Services, Inc. (the “Company”) is subject to the terms and conditions set forth in (i) this Award Agreement, and (ii) the AmTrust Financial Services, Inc. 2010 Omnibus Incentive Plan (the “Plan”) Unless otherwise defined herein, capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

Award of Stock Options	You have been granted an Option (the “Option”), subject to the terms and conditions of this Agreement and the Plan, to purchase ____________ shares of the Company’s Stock.

Exercise Price
The exercise price with respect to your Option is $xx.xx per share, such exercise price payable on terms and conditions and in a form as determined by the Compensation Committee in its sole discretion consistent with the terms of the Plan and this Award Agreement.

Grant Date	The effective date of this grant is ________ ____, 20__.
Term
The term of your Option will expire at the close of business on the 10th anniversary of the Grant Date. Your Option will expire earlier if your Employment with the Company terminates, as described below.

Vesting
Your Option shall vest 100% on the first anniversary of the Grant Date.

This Option is only exercisable before it expires and then only with respect to the vested portion of the Option. You may exercise this Option, in whole or in part, to purchase a whole number of vested shares in accordance with the Plan and this Agreement.

Except as provided in this Agreement, or in any other agreement between you and the Company, no additional Options will vest after your Employment has terminated.

Termination of Employment
If your Employment (as defined below) terminates for any reason, other than retirement, death, Disability or Cause, then your Option will expire at the close of business at Company headquarters on the 90th day after your termination date (or the next business day if the 90th day after your termination date falls on a weekend or holiday).

“Employment” means that you are currently (i) an employee of the Company, (ii) are a member of the Company’s Board of Directors, or (iii) are otherwise providing services to the Company.

Termination for Cause
If your Employment is terminated for Cause (as defined below), then you shall immediately forfeit all rights to your Option and the Option shall expire immediately upon your termination.

For purposes of this Agreement, “Cause” shall mean
(a) willful misconduct or gross negligence;
(b) conviction of a felony or conviction of a crime involving moral turpitude;
(c) any act constituting fraud or the misappropriation or embezzlement of money or other property of the Company; and
(d) any willful act or course of conduct constituting an abuse of office or authority which has a material adverse impact on the Company’s reputation or financial condition.

Retirement
If you have been a member of the Company’s Board of Directors for at least five years and your Employment terminates due to your: (i) retirement on or after your sixty-fifth birthday; or (ii) retirement on or after your fifty-fifth birthday with the consent of the Company, your Option will automatically vest as to the number of Options that would have vested had you remained in Employment for the 12-month period immediately following your retirement and your Option will expire at the close of business at Company headquarters on the date 12 months after the date of your retirement (or the next business day if the date 12 months after the date of your retirement falls on a weekend or holiday).

Death
If your Employment terminates because of your death, your Option will automatically vest as to the number of Options that would have vested had you remained in Employment for the 12-month period immediately following your death and your Option will expire at the close of business at Company headquarters on the date 12 months after the date of death (or the next business day if the date 12 months after the date of death falls on a weekend or holiday).

If you die during the 90-day period in connection with a regular termination of Employment described above, and a vested portion of your Option has not yet been exercised, then your Option will instead expire on the date 12 months after your termination date.

During the 12 month period above, your estate or heirs may exercise the vested portion of your Option.

Disability
If your Employment terminates because of your Disability (defined below), your Option will automatically vest as to the number of Options that would have vested had you remained in Employment for the 12 month period immediately following your Disability and your Option will expire at the close of business at Company headquarters on the date 12 months after the date of termination (or the next business day if the date 12 months after the date of termination falls on a weekend or holiday).

For purposes of this Agreement, “Disability” shall mean the award holder is unable to perform the duties of their service (or other services) (i) for a period of 90 consecutive days, or (ii) any 120 days during any consecutive 12 month period.

Termination without Cause within 12 Months of Change in Control
If your Employment with the Company (or any affiliate) is terminated by the Company without Cause within 12 months following the effective date of a “Change of Control”, the Board of Directors may accelerate the vesting all or any portion of your Option.

For purposes of this Agreement: “Change in Control” shall mean:
(i) any “person” (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act) other than Barry Zyskind, George Karfunkel, Michael Karfunkel, any of their lineal descendants, any trust or charitable foundation controlled by any of them or their lineal descendants, any subsidiary or any employee benefit plan of the Company or a subsidiary or former subsidiary, is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing 50% of more of the total voting power of the Company’s then outstanding stock;

(ii) a tender offer (for which a filing has been made with the Securities and Exchange Commission (the “SEC”) that purports to comply with the requirements of Section 14(d) of the Exchange Act, and the corresponding SEC rules) is made for the stock of the Company. In case of a tender offer described in this paragraph (ii), the “Change of Control” will be deemed to have occurred any time during the offer when the person (using the definition in (i) above) making the offer owns or has accepted for payment stock of the Company with 50% or more of the total voting power of the Company's outstanding stock; or

(iii)  individuals who were the Board’s nominees for election as directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.

Notice of Exercise	When you wish to exercise this Option, you must notify the Company in writing. Such exercise will only become effective upon the Company’s receipt of such written instructions.
Recapture Rights
In the event that you violate any of your obligations pursuant to the Confidentiality, Non-Competition, or Non-Solicitation provisions of this Agreement, you agree to return, within five days of receipt of written demand from the Company, any gains you realize from the exercise of all or any portion of the Option within the 12 months immediately preceding such violation, and any remaining portion of your Option shall be immediately forfeited, whether vested or unvested.

Confidentiality
During your Employment, you will have access to confidential or proprietary data or information of the Company (and its affiliates) and its operations.  You agree that you will not at any time divulge or communicate the Confidential Information (defined below) to any person, nor shall you direct any employee to divulge or communicate to any person (other than to a person bound by confidentiality obligations similar to those contained herein and other than as necessary in performing your duties hereunder), or use to the detriment of the Company (or any of its affiliates) or for the benefit of any other person, any Confidential Information.  This restriction shall survive your Employment hereunder, whether by the normal expiration thereof or otherwise.

The term “Confidential Information” shall mean all information, whether or not reduced to written or recorded form, that is related to the Company and that is not generally known or accessible to members of the public and/or competitors of the Company nor intended for general dissemination, whether furnished by the Company or compiled by the employee, including, without limitation, relating to the Company’s (or any affiliate’s) financial performance, customers, existing or proposed future projects, prospects, or business strategies, personnel information, financial information, customer lists, supplier lists, trade secrets, information regarding operations, systems, services, know-how, computer and any other processed or collated data, computer programs, pricing, marketing and advertising data.

You understand the Company intends to maintain the confidentiality of the Confidential Information notwithstanding that employees of the Company may have free access to the information for the purpose of performing their duties with the Company, and notwithstanding that employees not expressly bound by agreements similar to this agreement may have access to such information for job purposes. You acknowledge that Confidential Information need not be marked as such to preserve the confidential nature of the information.

Non-Competition
You acknowledge that (a) in the course of your Employment with the Company and its affiliates, you have, and will continue to, become familiar with the Company’s and its affiliates’ trade secrets, methods of doing business, business plans and other valuable confidential and proprietary information concerning the Company, its affiliates, their customers and business partners and that your services have been and will be of special, unique and extraordinary value to the Company and its affiliates.  In consideration thereof and of this Award, during your Employment with the Company or an affiliate and for a period of one (1) year thereafter, you shall not, without the Company’s prior written approval, become engaged, directly or indirectly, as a director, officer, employee or 5% or more stockholder or equity interest owner in, partner in, or consultant to, any business that is directly competitive with the business of the Company (or any affiliate) in any area or region where the Company (or any affiliate) conducts business (“Competition”).  Notwithstanding the foregoing, you shall not be deemed to be in Competition with the Company if you provide evidence satisfactory to the Company, in its sole and absolute discretion, that you: (i) work in a separate division, department or unit that does not compete with the business of the Company (or any affiliate); and (ii) will not have contact with the division, department or unit that does compete with the business of the Company (or any affiliate).  If you received your Option grant as a non-employee member of the Company’s Board of Directors, this provision will not apply to you unless your Employment is terminated for Cause (as defined above) or for cause pursuant to the Company’s Certificate of Incorporation.

Non-Solicitation
During Employment and for a period of two (2) years thereafter, you shall not, directly or indirectly, on your own behalf or on behalf of any other person: (a) induce or attempt to induce any agent, broker, affinity group or policyholder of the Company (or any affiliate), or any prior agent, affinity group or policyholder that was an agent, affinity group or policyholder within twelve (12) months of such contact, to withdraw, decrease or cancel its business with the Company (or any affiliate) or otherwise terminate any written or oral agreement or understanding or other relationship with the Company (or any affiliate); (b) solicit the business of any agent, broker, affinity group or policyholder of the Company (or any affiliate), or any prior agent, affinity group or policyholder that was an agent, affinity group or policyholder within twelve (12) months of such contact, to the extent the business solicited is similar to, or competitive with, the business of the Company (or any affiliate); (c) solicit or attempt to solicit, or hire or attempt to hire, or communicate with any person who is an employee, individual consultant or independent contractor of the Company (or any affiliate), or any prior employee, individual consultant or independent contractor that was an employee, consultant or independent contractor within twelve (12) months of such contact; or (d) induce or attempt to induce any person who is an employee, individual consultant or independent contractor of the Company (or any affiliate) to terminate or limit his or her employment or other relationship with the Company (or any affiliate), or any prior employee, individual consultant or independent contractor that was an employee, individual consultant or independent contractor within twelve (12) months of such contact.

Form of Payment
Upon exercise of your Option, you must submit payment of the Option price for the shares you are purchasing. Payment may be made via (i) cash; (ii) a “cashless” exercise, by which you deliver an irrevocable direction to a licensed securities broker to sell Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Option price and any applicable withholding taxes; or (iii) as otherwise permitted by the Administrator.

“Administrator” shall mean one or more officers or employees of the Company to whom the Committee may delegate the authority execute and distribute Award Agreements or other documents evidencing or relating to Awards granted by the Committee under the Plan, to maintain records relating to Awards, to process or oversee the issuance of Stock under Awards, to interpret and administer the terms of Awards and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, other that those specified in Section 3(b)(i) – (iii) of the Plan.

Withholding Taxes
In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such minimum statutory amounts from other payments due to you from the Company. Payment of your withholding or other taxes may be made via one of the forms of payment for exercise set forth above, or as otherwise determined by the Administrator.

Transfer of Option	The Option is non-transferable by you. Any attempt by you to transfer this Option will result in the Option becoming invalid, except upon your death by the laws of descent and distribution.

No Employment Rights	Neither your Option nor this Agreement give you the right to be retained by the Company in any capacity and your Employment may be terminated at any time and for any reason.
Shareholder Rights
You have no rights as a shareholder of the Company unless and until the Stock relating to your exercise has been issued (or an appropriate book entry has been made). Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your Stock is issued (or an appropriate book entry has been made).

Applicable Law Data Privacy
This Agreement shall be governed by the laws of the State of Delaware, with consent to jurisdiction by you in the State of New York.

To administer the Plan, the Company may process personal data about you. Such data includes the information provided in this Agreement, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this award, you consent to the Company’s processing of such personal data and the transfer of such data outside the country in which you work or are employed, including, with respect to non-U.S. residents, to the United States, to transferees who shall include the Company and other persons designated by the Company to administer the Plan.

Consent to Electronic Delivery
Certain statutory materials relating to the Plan may be delivered to you in electronic form. By accepting this grant, you consent to electronic delivery and acknowledge receipt of these materials, including the Plan and the Plan prospectus.

Non-Qualified Stock Option	This Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended, and will be interpreted accordingly.

This Agreement is not a stock certificate or a negotiable instrument.

By accepting your grant, you agree to the terms and conditions in this Agreement and in the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the terms and conditions in the Plan.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year below.

AMTRUST FINANCIAL SERVICES, INC.

____________________________________                                                                                     Date: ___________________________
By:
Its:

NON-EMPLOYEE DIRECTOR

____________________________________                                                                                     Date:____________________________
Name: